                                                                   EXHIBIT 99.1


                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
December 11, 2002                                             Fax (949) 480-8301


                          ACACIA RESEARCH STOCKHOLDERS
                        APPROVE RECAPITALIZATION PROPOSAL

         NEWPORT BEACH, Calif. - (BUSINESS WIRE) - December 11, 2002 - Acacia Research Corporation (Nasdaq: ACRI) announced today that at a special meeting held today its stockholders voted in favor of a recapitalization proposal to create two new classes of common stock and to divide its existing common stock into shares of the new classes of common stock. The recapitalization is expected to become effective at the start of business on December 13, 2002 when Acacia Research will issue the two new classes of common stock -- new "Acacia Research -- CombiMatrix" stock, which is intended to reflect the performance of its subsidiary, CombiMatrix Corporation, and new "Acacia Research -- Acacia Technologies" stock, which is intended to reflect the performance of Acacia Research's media technology businesses. The "Acacia Research -- CombiMatrix" stock and the "Acacia Research -- Acacia Technologies" stock are both classes of common stock of Acacia Research and are not stock issued by the respective groups. Both securities have been approved for listing on the Nasdaq Stock Market and separate trading in the new securities is expected to commence on December 16, 2002. The "Acacia Research - CombiMatrix" stock will trade under the symbol "CBMX" and the "Acacia Research -- Acacia Technologies" stock will trade under the symbol "ACTG". Acacia Research stockholders will receive 0.5582 of a share of CombiMatrix stock, and one share of Acacia Technologies stock, for each share of common stock that they own.

         Acacia Research stockholders and CombiMatrix stockholders also voted in favor of a merger proposal pursuant to which Acacia Research will acquire all the shares of CombiMatrix Corporation that it does not already own. The acquisition will be accomplished through a merger in which stockholders of CombiMatrix Corporation other than Acacia Research will receive one share of the new Acacia Research -- CombiMatrix stock in exchange for each share of CombiMatrix Corporation common stock that they own. The merger is also expected to become effective at the start of business on December 13, 2002. Stockholders also approved related proposals to adopt two new stock incentive plans.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research develops licenses and provides products for the life science and media technology sectors. Acacia Research licenses its V-chip technology to television manufacturers and owns pioneering technology for digital streaming and video-on-demand. Acacia Research's CombiMatrix subsidiary is developing a biochip technology for the life science market. Acacia Research's website is located at www.acaciaresearch.com.

ABOUT COMBIMATRIX CORPORATION

CombiMatrix Corporation is developing a platform technology that has a wide range of applications, from DNA synthesis/diagnostics to immunochemical detection. The platform allows the company to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The company is designing its products principally to be responsive to the needs of pharmaceutical, biotechnology, and academic researchers in analyzing raw genomic data in the discovery and development of pharmaceutical products. CombiMatrix Corporation's Web site is located at www.combimatrix.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.


WHERE YOU CAN FIND ADDITIONAL INFORMATION:

In connection with the recapitalization and merger, Acacia Research filed with the SEC a proxy statement/prospectus and other relevant materials that contain important information about the merger, the recapitalization and the stock incentive plans. The proxy statement/prospectus was mailed to the stockholders of Acacia Research and CombiMatrix prior to the special meetings of the stockholders of each corporation. Investors and stockholders of Acacia Research and CombiMatrix are urged to read the proxy statement/ prospectus and the other relevant materials because they contain important information about Acacia Research, CombiMatrix, the merger, the recapitalization and the stock incentive plans. The proxy statement/prospectus and other relevant materials and any other documents filed by Acacia Research with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Acacia Research by directing a request to: Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, CA 92660, Attn: Investor Relations. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials before making any investment decision with respect to the merger, the recapitalization or the stock incentive plans.